UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 23, 2005

BALLISTIC RECOVERY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Airport Road, South St. Paul, MN	55075-3541
(Address of principal executive offices)	(Zip Code)

(651) 457-7491

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.              Unregistered Sales of Equity Securities.

On February 23, 2005, Cirrus Design Corporation (“Cirrus”) exercised a Warrant to purchase 650,000 shares of Ballistic Recovery Systems, Inc.’s (the “Company”) common stock, par value $0.01 per share (“Common Stock”) in exchange for cash in the aggregate amount of $812,500.  The exercise price of the Common Stock under the Warrant was $1.25 per share.  This Warrant became exercisable pursuant to Cirrus’ satisfaction of a minimum purchase commitment for calendar year 2004 under the terms of a Purchase and Supply Agreement dated September 17, 1999 between the Company and Cirrus.  Following the exercise of the Warrant, Cirrus held approximately 15.3% of the Company’s Common Stock issued and outstanding as of the date of exercise (excluding any shares of the Company’s Common Stock held in street name for Cirrus).

The Company sold and issued the Common Stock in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act.  The disclosure contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any of the securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission.  The Common Stock may not be sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.  Financial Statements and Exhibits.

                (a)           Not applicable.

                (b)           Not applicable.

                (c)           Exhibits

                                Press Release dated February 23, 2005, attached hereto and incorporated herein by reference as Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC RECOVERY SYSTEMS, INC.

(REGISTRANT)

Date: February 24, 2005	By:	/s/ Larry E. Williams
	Name:	Larry E. Williams
	Title:	President & COO

EXHIBIT INDEX

EXHIBIT

99.1         Press Release dated February 23, 2005